             EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS


                          BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENT OF INCOME
                        (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                    Three Months Ended
                                                                                         March 31
                                                                                 -----------------------
                                                                                     1997        1996
                                                                                     ----        ----
Net sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $475,473     $385,511

Costs and expenses:
     Cost of products sold . . . . . . . . . . . . . . . . . . . . . . .           380,058      302,721
     Selling, general, and administrative expenses . . . . . . . . . . .            54,388       45,141
     Research and development. . . . . . . . . . . . . . . . . . . . . .             3,434        3,645
     Interest expense. . . . . . . . . . . . . . . . . . . . . . . . . .             4,418        2,749
     Other (income) costs, net . . . . . . . . . . . . . . . . . . . . .              (205)      (4,538)
     Minority interest in net income . . . . . . . . . . . . . . . . . .             1,222          893
                                                                                  --------     --------
Income before income taxes . . . . . . . . . . . . . . . . . . . . . . .            32,158       34,900

     Taxes based on income - cash. . . . . . . . . . . . . . . . . . . .            12,125       12,841
     Taxes based on income - deferred. . . . . . . . . . . . . . . . . .               175          359
                                                                                  --------     --------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $ 19,858     $ 21,700
                                                                                  --------     --------
                                                                                  --------     --------

Earnings per share of common stock . . . . . . . . . . . . . . . . . . .              $.37         $.41
                                                                                  --------     --------
                                                                                  --------     --------

Cash dividends paid. . . . . . . . . . . . . . . . . . . . . . . . . . .              $.20         $.18
                                                                                  --------     --------
                                                                                  --------     --------

Average common shares and common
   stock equivalents outstanding . . . . . . . . . . . . . . . . . . . .            53,939       53,202
                                                                                  --------     --------
                                                                                  --------     --------

              EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                        BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            (IN THOUSANDS OF DOLLARS)

                                                                                   Mar 31               Dec 31
                             ASSETS                                                 1997                 1996
                                                                                    ----                 ----
Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $   18,097          $   10,223
Accounts receivable - net. . . . . . . . . . . . . . . . . . . . . . . .           257,868             216,740
Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           216,252             200,397
Prepaid expenses and deferred charges. . . . . . . . . . . . . . . . . .            45,681              39,561
                                                                                ----------          ----------
     Total current assets. . . . . . . . . . . . . . . . . . . . . . . .           537,898             466,921
                                                                                ----------          ----------

Property and equipment, net. . . . . . . . . . . . . . . . . . . . . . .           620,783             583,491

Excess of cost of investments in
   subsidiaries over net assets acquired . . . . . . . . . . . . . . . .           148,557             108,928
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            16,833               9,455
                                                                                ----------          ----------
     Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           165,390             118,383
                                                                                ----------          ----------

TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $1,324,071          $1,168,795
                                                                                ----------          ----------
                                                                                ----------          ----------

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt. . . . . . . . . . . . . . . . . . . .        $    4,992          $    1,706
Short-term borrowings. . . . . . . . . . . . . . . . . . . . . . . . . .             1,488               3,006
Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . .           187,074             164,638
Accrued salaries and wages . . . . . . . . . . . . . . . . . . . . . . .            31,651              34,163
Accrued income and other taxes . . . . . . . . . . . . . . . . . . . . .            20,411              10,932
                                                                                ----------          ----------
     Total current liabilities.. . . . . . . . . . . . . . . . . . . . .           245,616             214,445

Long-term debt, less current portion . . . . . . . . . . . . . . . . . .           339,439             241,077
Deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            57,331              56,661
Other liabilities and deferred credits . . . . . . . . . . . . . . . . .            57,388              57,726
                                                                                ----------          ----------
     Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . .           699,774             569,909
                                                                                ----------          ----------

Minority interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .            30,052              31,789
STOCKHOLDERS' EQUITY:
    Common stock (58,643,557 and 57,897,316 shares). . . . . . . . . . .             5,864               5,790
    Capital in excess of par value . . . . . . . . . . . . . . . . . . .           174,561             149,481
    Retained income. . . . . . . . . . . . . . . . . . . . . . . . . . .           570,287             561,049
    Cumulative translation adjustment. . . . . . . . . . . . . . . . . .              (656)              6,588
    Common stock held in treasury (5,536,617 and 5,536,617 shares) . . .          (155,811)           (155,811)
                                                                                ----------          ----------
     Total stockholders' equity. . . . . . . . . . . . . . . . . . . . .           594,245             567,097
                                                                                ----------          ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . .        $1,324,071          $1,168,795
                                                                                ----------          ----------
                                                                                ----------          ----------


            EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)


                                                                                       Three Months Ended
                                                                                            March 31
                                                                                     ------------------------
                                                                                     1997                1996
                                                                                     ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $ 19,858             $21,700
NON-CASH ITEMS:
    Depreciation and amortization. . . . . . . . . . . . . . . . . . . .            20,455              16,944
    Minority interest in net income. . . . . . . . . . . . . . . . . . .             1,222                 893
    Deferred income taxes, non-current portion . . . . . . . . . . . . .               384                 358
    Loss on sale of property and equipment . . . . . . . . . . . . . . .                 4                   5
                                                                                  ---------            -------
Cash provided by operations. . . . . . . . . . . . . . . . . . . . . . .            41,923              39,900

Changes in working capital, net of effects
   of acquisitions and dispositions. . . . . . . . . . . . . . . . . . .           (37,798)            (14,098)
Net change in deferred charges and credits . . . . . . . . . . . . . . .           (14,200)              1,339
                                                                                  ---------            -------
Net cash provided by operating activities. . . . . . . . . . . . . . . .           (10,075)             27,141
                                                                                  ---------            -------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment. . . . . . . . . . . . . . . . . . .           (28,158)            (25,050)
Business acquisition . . . . . . . . . . . . . . . . . . . . . . . . . .              (875)
Business divestiture . . . . . . . . . . . . . . . . . . . . . . . . . .                                12,752
Proceeds from sale of property and equipment . . . . . . . . . . . . . .               179                  86
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               (34)                 12
                                                                                  ---------            -------
Net cash used in investing activities. . . . . . . . . . . . . . . . . .           (28,888)            (12,200)
                                                                                  ---------            -------
CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt excluding debt
  assumed in business acquisition. . . . . . . . . . . . . . . . . . . .            59,103                 968
Change in short-term debt. . . . . . . . . . . . . . . . . . . . . . . .             1,869              (1,699)
Cash dividends paid. . . . . . . . . . . . . . . . . . . . . . . . . . .           (10,620)             (9,461)
Subsidiary dividends to minority stockholders. . . . . . . . . . . . . .            (1,835)             (1,841)
Stock incentive programs . . . . . . . . . . . . . . . . . . . . . . . .                51
                                                                                  ---------            -------
Net cash provided (used) by financing activities . . . . . . . . . . . .            48,568             (12,033)
                                                                                  ---------            -------
Effect of exchange rates on cash . . . . . . . . . . . . . . . . . . . .            (1,731)             (2,533)
                                                                                  ---------            -------
Net increase in cash . . . . . . . . . . . . . . . . . . . . . . . . . .          $  7,874             $   375
                                                                                  ---------            -------
                                                                                  ---------            -------


            EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


TAXES BASED ON INCOME

     The Company's 1997 effective tax rate of 38% differs from the federal statutory rate of 35% primarily due to state and local income taxes.